Exhibit 99.1

MRC Global Announces 2019 Fourth Quarter and Full Year

Earnings Release and Conference Call Schedule

HOUSTON, TX – January 3, 2020 – MRC Global Inc. (NYSE: MRC) will release 2019 fourth quarter and full year results on February 13, 2020 after the market closes.  In conjunction with the release, the Company will host a conference call, which will be webcast, on Friday, February 14, 2020 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:MRC Global 2019 Fourth Quarter and Full Year Earnings Conference Call

When:Friday, February 14, 2020 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:Via phone -- Dial 412-902-0003 and ask for the MRC Global call at least 10 minutes prior to the start time, or webcast -- at http://www.mrcglobal.com

A replay will be available through February 28, 2020 by dialing 201-612-7415 using pass code 13697753#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

MRC Global is the largest distributor of pipe, valves and fittings (PVF) and related infrastructure products and services to the energy industry, based on sales. Through approximately 260 service locations worldwide, approximately 3,350 employees and with nearly 100 years of history, MRC Global provides innovative supply chain solutions and technical product expertise to customers globally across diversified end-markets including the upstream, midstream (including gas utilities) and downstream (including industrials). MRC Global manages a complex network of over 200,000 SKUs and 11,000 suppliers simplifying the supply chain for its over 15,000 customers. With a focus on technical products, value-added services, a global network of valve and engineering centers and an unmatched quality assurance program, MRC Global is the trusted PVF expert. Find out more at

www.mrcglobal.com.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847